Exhibit 32.1
CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this Annual Report on Form 10-K of Pacira BioSciences, Inc. for the year ended December 31, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Pacira BioSciences, Inc. at the dates and for the periods indicated.

Date:	February 27, 2025	/s/ FRANK D. LEE
Frank D. Lee Chief Executive Officer and Director (Principal Executive Officer)

Date:	February 27, 2025	/s/ SHAWN M. CROSS
Shawn M. Cross Chief Financial Officer (Principal Financial Officer)